Meta Reports First Quarter 2026 Results

MENLO PARK, Calif. – April 29, 2026 – Meta Platforms, Inc. (Nasdaq: META) today reported financial results for the quarter ended March 31, 2026.

"We had a milestone quarter with strong momentum across our apps and the release of our first model from Meta Superintelligence Labs," said Mark Zuckerberg, Meta founder and CEO. "We're on track to deliver personal superintelligence to billions of people."

First Quarter 2026 Financial Highlights

	Three Months Ended March 31,		% Change
In millions, except percentages and per share amounts	2026	2025
Revenue	$56,311	$42,314	33%
Costs and expenses	33,439	24,759	35%
Income from operations	$22,872	$17,555	30%
Operating margin	41%	41%
Provision (benefit) for income taxes (1)	$(5,021)	$1,738	NM
Effective tax rate (1)	(23)%	9%
Net income	$26,773	$16,644	61%
Diluted earnings per share (EPS) (1)	$10.44	$6.43	62%
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NM    — not meaningful
(1) Includes an $8.03 billion income tax benefit recognized in the first quarter of 2026, which partially offsets the $15.93 billion non-cash tax charge recorded in the third quarter of 2025 upon enactment of the One Big Beautiful Bill Act. This benefit is the result of U.S. Treasury Notice 2026-7, which addressed the Corporate Alternative Minimum Tax treatment of previously capitalized U.S. research and development costs. Excluding this tax benefit, our effective tax rate would have been 37 percentage points higher and our diluted earnings per share (EPS) would have been $3.13 lower.

First Quarter 2026 Operational and Other Financial Highlights

•Family daily active people (DAP) – DAP was 3.56 billion on average for March 2026, an increase of 4% year-over-year. The slight decline in DAP on a quarter-over-quarter basis was driven by internet disruptions in Iran, as well as a restriction on access to WhatsApp in Russia.
•Ad impressions – Ad impressions delivered across our Family of Apps increased by 19% year-over-year.
•Average price per ad – Average price per ad increased by 12% year-over-year.
•Revenue – Revenue was $56.31 billion, an increase of 33% year-over-year. Revenue on a constant currency basis would have increased by 29% year-over-year.
•Costs and expenses – Total costs and expenses were $33.44 billion, an increase of 35% year-over-year.
•Capital expenditures – Capital expenditures, including principal payments on finance leases, were $19.84 billion.
•Capital return program – Dividend and dividend equivalent payments were $1.35 billion.
•Cash, cash equivalents, and marketable securities – Cash, cash equivalents, and marketable securities were $81.18 billion as of March 31, 2026.
•Cash flow – Cash flow from operating activities was $32.23 billion, and free cash flow was $12.39 billion.(1)
•Headcount – Headcount was 77,986 as of March 31, 2026, an increase of 1% year-over-year.

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(1) For more information on our free cash flow non-GAAP financial measure, see the sections entitled "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Results" in this press release.

CFO Outlook Commentary

We expect second quarter 2026 total revenue to be in the range of $58-61 billion. Our guidance assumes foreign currency is an approximately 2% tailwind to year-over-year total revenue growth, based on current exchange rates.

We expect full year 2026 total expenses to be in the range of $162-169 billion, unchanged from our prior outlook.

We continue to expect to deliver operating income this year that is above 2025 operating income.

We anticipate 2026 capital expenditures, including principal payments on finance leases, to be in the range of $125-145 billion, increased from our prior range of $115-135 billion. This reflects our expectations for higher component pricing this year and, to a lesser extent, additional data center costs to support future year capacity.

Absent any changes to our tax landscape, we expect our tax rate for the remaining quarters of 2026 to be between 13-16%.

Lastly, we continue to monitor active legal and regulatory matters, including headwinds in the EU and the U.S. that could significantly impact our business and financial results. For example, we continue to see scrutiny on youth-related issues and have additional trials scheduled for this year in the U.S., which may ultimately result in a material loss.

Webcast and Conference Call Information

Meta will host a conference call to discuss its results at 2:30 p.m. PT / 5:30 p.m. ET today. The live webcast of the call can be accessed at the Meta Investor Relations website at investor.atmeta.com, along with the company's earnings press release, financial tables, and slide presentation.

Following the call, a replay will be available at the same website. Transcripts of conference calls with publishing equity research analysts held today will also be posted to the investor.atmeta.com website.

Disclosure Information

Meta uses the investor.atmeta.com and meta.com/news websites as well as Mark Zuckerberg's Facebook profile (facebook.com/zuck), Instagram account (instagram.com/zuck) and Threads profile (threads.net/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Meta

Meta is building the future of human connection, powered by artificial intelligence and immersive technologies. When Facebook launched in 2004, it changed the way people connect. Apps like Messenger, Instagram, and WhatsApp further empowered billions around the world. Now, Meta is moving beyond 2D screens toward experiences that foster deeper connections and unlock new possibilities.

Contacts

Investors:
Kenneth Dorell
investor@meta.com / investor.atmeta.com

Press:
Matt Tye
press@meta.com / meta.com/news

Forward-Looking Statements

This press release contains forward-looking statements regarding our future business plans and expectations. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: the impact of macroeconomic conditions on our business and financial results, including as a result of geopolitical events; our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our dependency on data signals and mobile operating systems, networks, and standards that we do not control; changes to the content or application of third-party policies that impact our advertising practices; risks associated with new products and changes to existing products as well as other new business initiatives, including our artificial intelligence initiatives and Reality Labs efforts; our emphasis on community growth and engagement and the user experience over short-term financial results; maintaining and enhancing our brand and reputation; our ongoing privacy, safety, security, and content and advertising review and enforcement efforts; competition; risks associated with government actions that could restrict access to our products or impair our ability to sell advertising in certain countries; litigation and government inquiries; privacy, legislative, and regulatory concerns or developments; risks associated with acquisitions; security breaches; our ability to manage our scale and geographically-dispersed operations; and market conditions or other factors affecting capital return to stockholders. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Annual Report on Form 10-K filed with the SEC on January 29, 2026, which is available on our Investor Relations website at investor.atmeta.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. In addition, please note that the date of this press release is April 29, 2026, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

For a discussion of limitations in the measurement of certain of our community metrics, see the section entitled "Limitations of Key Metrics and Other Data" in our most recent quarterly or annual report filed with the SEC.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measures: revenue excluding foreign exchange effect, advertising revenue excluding foreign exchange effect, and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

Our non-GAAP financial measures are adjusted for the following items:

Foreign exchange effect on revenue. To calculate revenue on a constant currency basis, we translate current period revenue using the prior year's monthly exchange rates for our settlement or billing currencies other than the U.S. dollar, which we believe is a useful metric that facilitates comparison to our historical performance.

Purchases of property and equipment; Principal payments on finance leases. We subtract both purchases of property and equipment, and principal payments on finance leases in our calculation of free cash flow because we believe that these two items collectively represent the amount of property and equipment we need to procure to support our business, regardless of whether we procure such property or equipment with a finance lease. We believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business. Free cash flow is not intended to represent our residual cash flow available for discretionary expenditures.

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

META PLATFORMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended March 31,
	2026	2025
Revenue	$56,311	$42,314
Costs and expenses:
Cost of revenue	10,218	7,572
Research and development	17,699	12,150
Marketing and sales	2,908	2,757
General and administrative	2,614	2,280
Total costs and expenses	33,439	24,759
Income from operations	22,872	17,555
Interest and other income (expense), net	(1,120)	827
Income before income taxes	21,752	18,382
Provision (benefit) for income taxes	(5,021)	1,738
Net income	$26,773	$16,644
Earnings per share:
Basic	$10.57	$6.59
Diluted	$10.44	$6.43
Weighted-average shares used to compute earnings per share:
Basic	2,534	2,527
Diluted	2,564	2,590

META PLATFORMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$23,426	$35,873
Marketable securities	57,754	45,719
Accounts receivable, net	17,470	19,769
Prepaid expenses and other current assets	11,115	7,361
Total current assets	109,765	108,722
Non-marketable equity investments	28,410	27,524
Property and equipment, net	194,776	176,400
Operating lease right-of-use assets	23,268	20,404
Goodwill	24,748	24,534
Other assets	14,283	8,437
Total assets	$395,250	$366,021

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$13,326	$8,894
Operating lease liabilities, current	2,414	2,213
Accrued expenses and other current liabilities	31,013	30,729
Total current liabilities	46,753	41,836
Operating lease liabilities, non-current	25,607	22,940
Long-term debt	58,748	58,744
Long-term income taxes	16,849	21,005
Other liabilities	3,612	4,253
Total liabilities	151,569	148,778
Commitments and contingencies
Stockholders' equity:
Common stock and additional paid-in capital	99,337	95,793
Accumulated other comprehensive income (loss)	(303)	271
Retained earnings	144,647	121,179
Total stockholders' equity	243,681	217,243
Total liabilities and stockholders' equity	$395,250	$366,021

META PLATFORMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net income	$26,773	$16,644
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,999	3,900
Share-based compensation	6,032	4,147
Deferred income taxes	123	(993)
Unrealized (gain) loss on equity investments	1,075	(135)
Other	(17)	(96)
Changes in assets and liabilities:
Accounts receivable	2,128	2,804
Prepaid expenses and other current assets	(2,424)	360
Other assets	(1,082)	(52)
Accounts payable	(937)	(1,034)
Accrued expenses and other current liabilities	(271)	(2,231)
Other liabilities	(5,173)	712
Net cash provided by operating activities	32,226	24,026
Cash flows from investing activities
Purchases of property and equipment	(18,997)	(12,941)
Purchases of marketable securities	(32,978)	(11,763)
Sales and maturities of marketable securities	19,176	4,784
Purchases of non-marketable equity investments	(544)	(100)
Payments for held-for-sale assets	(118)	—
Acquisitions of businesses and intangible assets	(372)	(1)
Other investing activities	155	11
Net cash used in investing activities	(33,678)	(20,010)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(4,423)	(4,883)
Repurchases of Class A common stock	—	(12,754)
Payments for dividends and dividend equivalents	(1,346)	(1,329)
Principal payments on finance leases	(843)	(751)
Other financing activities	59	222
Net cash used in financing activities	(6,553)	(19,495)
Effect of exchange rate changes on cash, cash equivalents, restricted cash, and restricted cash equivalents	7	112
Net decrease in cash, cash equivalents, restricted cash, and restricted cash equivalents	(7,998)	(15,367)
Cash, cash equivalents, restricted cash, and restricted cash equivalents at beginning of the period	39,100	45,438
Cash, cash equivalents, restricted cash, and restricted cash equivalents at end of the period	$31,102	$30,071
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the condensed consolidated balance sheets
Cash and cash equivalents	$23,426	$28,750
Restricted cash and restricted cash equivalents, included in prepaid expenses and other current assets	340	71
Restricted cash and restricted cash equivalents, included in other assets	7,336	1,250
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$31,102	$30,071

Supplemental cash flow data
Cash paid for income taxes, net	$541	$448

Segment Results

We report our financial results for our two reportable segments: Family of Apps (FoA) and Reality Labs (RL). FoA includes Facebook, Instagram, Messenger, WhatsApp, and other services. RL includes our virtual and augmented reality related consumer hardware, software, and content.

The following table sets forth our segment information of revenue and income (loss) from operations:

Segment Information
(In millions)
(Unaudited)
	Three Months Ended March 31,
	2026	2025
Revenue:
Advertising	$55,024	$41,392
Other revenue	885	510
Family of Apps	55,909	41,902
Reality Labs	402	412
Total revenue	$56,311	$42,314

Income (loss) from operations:
Family of Apps	$26,900	$21,765
Reality Labs	(4,028)	(4,210)
Total income from operations	$22,872	$17,555

Reconciliation of GAAP to Non-GAAP Results
(In millions, except percentages)
(Unaudited)
	Three Months Ended March 31,
	2026	2025
GAAP revenue	$56,311	$42,314
Foreign exchange effect on 2026 revenue using 2025 rates	(1,749)
Revenue excluding foreign exchange effect	$54,562
GAAP revenue year-over-year change %	33%
Revenue excluding foreign exchange effect year-over-year change %	29%
GAAP advertising revenue	$55,024	$41,392
Foreign exchange effect on 2026 advertising revenue using 2025 rates	(1,734)
Advertising revenue excluding foreign exchange effect	$53,290
GAAP advertising revenue year-over-year change %	33%
Advertising revenue excluding foreign exchange effect year-over-year change %	29%

Net cash provided by operating activities	$32,226	$24,026
Purchases of property and equipment	(18,997)	(12,941)
Principal payments on finance leases	(843)	(751)
Free cash flow	$12,386	$10,334